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EXHIBIT (23.2) CONSENT OF DIAMOND, LEFTWICH, GOHEEN & DUNN


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Horizon Bancorp, Inc. and Subsidiaries of our report dated February 12, 1996, with respect to the consolidated financial statements of Twentieth Bancorp, Inc. and Subsidiary, for the year ended December 31, 1995.

We also consent to the incorporation by reference in the Registration Statements pertaining to the Incentive Stock Option Plan (Form S-8, No. 33-73926) and the Dividend Reinvestment Plan (Form S-3, No. 33-61695) of Horizon Bancorp, Inc. of our report dated February 12, 1996, with respect to the consolidated financial statements of Twentieth Bancorp, Inc. and Subsidiary, for the year ended December 31, 1995, incorporated by reference in this Form 10-K for the year ended December 31, 1997.

                                   /s/  DIAMOND, LEFTWICH, GOHEEN & DUNN

Huntington, West Virginia
March 23, 1998




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